Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of 1st United Bancorp, Inc. of our report dated February 27, 2008, which is included in the Annual Report on Form 10-K of 1st United Bancorp, Inc. for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the prospectus.

Fort Lauderdale, Florida July 25, 2008